UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2016

2050 MOTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

California	0-192227	95-4040591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Bunkerhill Drive, North Las Vegas, NV	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 591-6029

(Former Name or Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement.

On June 24, 2016, 2050 Motors Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Agreement”) with Southridge Partners II LP (the “Investor”), pursuant to which the Company has the right to sell up to $10,000,000 of the Company’s common stock, subject to conditions the Company must satisfy as set forth in the Agreement, including the effectiveness of a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”). Following effectiveness of our registration statement with the SEC, we can deliver a put under the Agreement by selling shares of our common stock to Southridge and Southridge will be obligated to purchase the shares.

We do not have the right to commence any sales to the Investor under the Agreement until the SEC has declared effective the registration statement. Thereafter, we may, from time to time and at our sole discretion, direct the Investor to purchase shares of our common stock. The purchase price per share will be equal to 88% of the lowest closing price of the common stock for the ten trading days immediately following the date in which we deposit the shares to be purchased by the Investor into its brokerage account. In consideration for entering into the Agreement, we issued to the Investor a Promissory Note in the principal amount of $75,000, which is payable with interest at 10% on June 24, 2017.

For each share of common stock purchased under the Agreement, the Investor will pay 88% of the lowest closing bid price on the Company’s principal market for the shares of common stock at such time as quoted by Bloomberg Finance L.P. for any of the 10 trading days immediately following the Company’s delivery of the shares of the Company’s common stock to the Investor’s brokerage account pursuant to the Company’s corresponding put notice to the Investor. In no event, however, shall the number of shares of common stock issuable to the Investor pursuant to a put notice cause the aggregate number of shares of common stock beneficially owned by the Investor and its affiliates to exceed 9.99% of the Company’s outstanding common stock at the time.

The shares of common stock to be issued to the Investor under the Agreement will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “ Securities Act “), pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that it is a “sophisticated investor” as defined in Rule 506(b)(2)(ii) under the Securities Act and an “accredited investor” as defined in Rule 501(a) under the Securities Act.

As a condition precedent to the Company’s right to deliver a put notice, the shares of common stock offered and sold under the Agreement must be registered for resale. The Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company has an obligation to file a registration statement with the SEC covering the resale by the Investor of any shares to be issued to the Investor under the Agreement.

The Company’s right to deliver a put notice and the obligations of the Investor with respect to a put is subject to the Company’s satisfaction of a number of conditions, including, but not limited to:

●	That the Company’s common stock is trading on its principal market;

●	The Company shall not have been notified of any pending or threatened proceedings or other action to suspend the trading of the Company’s common stock;

●	That a registration statement relating to the resale of the shares sold to the Investor is effective.

Unless earlier terminated in accordance with its terms, the Agreement shall terminate on the earlier of: (i) twenty four months from the date of an effective registration statement; or (ii) the date on which the Investor shall have purchased an aggregate of $10,000,000 of the Company’s common stock pursuant to the Agreement.

The preceding description of the Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference, and the Registration Rights Agreement, which is filed as Exhibit 10.2 to this report and the Promissory Note which is filed as exhibit 10.3 to this report, all of such Exhibits are incorporated herein by reference.

2

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is hereby incorporated by reference into this Item 3.02. The sale of securities pursuant to the Equity Purchase Agreement will be exempt from registration pursuant to the provisions of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each of the Investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

Section 7- Regulation FD

Item 7.01 Regulation FD Disclosure

On June 29, 2016, the Company issued a press release announcing that it has entered into a $10.0M Equity Purchase Agreement (the “Agreement”) with Southridge Partners II LP wherein the Company has the right to sell to, and Southridge is obligated to purchase up to $10,000,000 of the Company’s common stock in accordance with the terms and conditions of the Agreement.

A copy of the news release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

This disclosure does not constitute an offer to sell, or the solicitation to buy, any such security.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Equity Purchase Agreement dated as of June 24, 2016 between the Company and the Investor.
10.2	Form of Registration Rights Agreement dated as of June 24, 2016 between the Company and the Investor.
10.3	Form of Promissory Note dated as of June 24, 2016 executed by the Company in favor of the Investor.
99.1	News Release dated June 29, 2016

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 Motors, Inc.

Date: July 1, 2016	By:	/s/ Michael Hu
	Name:	Michael Hu
	Title:	Chief Executive Officer

4